UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2015

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way
P.O. Box 459
Edinburg, Virginia 22824
(Address of principal executive offices) (Zip Code)

(540) 984-4141
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2015, Shenandoah Telecommunications Company, a Virginia corporation (the “Company”), entered into a credit agreement (the “Credit Agreement”) with various banks and other financial institutions party thereto (the “Lenders”) and CoBank, ACB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  The Company entered into the Credit Agreement in connection with its pending acquisition (the “Merger”) of NTELOS Holdings Corp., a Delaware corporation (“nTelos”), which was previously announced in a Current Report on Form 8-K filed on August 10, 2015.  The Credit Agreement provides for three facilities: (i) a five-year revolving credit facility of up to $75 million (the “Revolver”), (ii) a five-year term loan facility of up to $485 million (the “Term Loan A-1”) and (iii) a seven-year term loan facility of up to $400 million (the “Term Loan A-2”) (collectively, the “Facilities”).  The Term Loan A-1 will be advanced in a single draw on the Closing Date (defined below).  At the Company’s election, a portion of the Term Loan A-2 shall be advanced on the Closing Date and the remaining portion in an amount not to exceed $100 million may be made available to the Company following the Closing Date.  The proceeds of the Facilities will be used to pay the cash consideration to nTelos’s stockholders in connection with the Merger, to refinance, in full, all indebtedness outstanding under the Company’s existing credit agreement, to repay existing indebtedness of nTelos, to pay fees and expenses in connection with the foregoing and for working capital, capital expenditures and other corporate purposes of the Company and its subsidiaries (and, following the consummation of the Merger, of nTelos and its subsidiaries).

The Company will be the borrower under the Credit Agreement.  The availability of the Facilities is subject to the satisfaction or waiver of certain conditions set forth in the Credit Agreement, including, among other things, the consummation of the Merger on or before June 28, 2016 (the date of the consummation of the Merger and the initial funding of the Facilities on such date being referred to as the “Closing Date”).  The commitments of the Lenders with respect to the Facilities will terminate if the Closing Date does not occur on or prior to June 28, 2016.

The Term Loan A-1 will be repaid in quarterly principal installments commencing on the last day of the first full calendar quarter after the Closing Date, and the Term Loan A-2 will be repaid in quarterly principal installments commencing two years later, with the unpaid balance of each Term Loan due at maturity, as set forth in the Credit Agreement.  The Credit Agreement permits the Company to increase the aggregate amount of term loans available under the Credit Agreement by an amount not to exceed $150 million, subject to the terms and conditions set forth in the Credit Agreement.

The Company will pay interest on the outstanding unpaid principal of the Facilities at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the adjusted LIBOR rate, in each case plus an applicable margin calculated based on the Company’s total leverage ratio.  The Company will pay the Lenders certain fees on undrawn portions of the Facilities.

The Credit Agreement contains affirmative and negative covenants customary to secured credit facilities, each of which are applicable to the Company and its subsidiaries commencing on the Closing Date, including covenants restricting the ability of the Company and its subsidiaries, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions (other than the Merger) or dispose of assets, pay dividends or make other distributions, enter into transactions with affiliated persons, make investments, or change the nature of the Company’s and its subsidiaries’ businesses.  The Company is also subject to certain financial covenants to be measured on a trailing twelve month basis each calendar quarter unless otherwise specified. These covenants include:

•	a Total Leverage Ratio (as defined in the Credit Agreement) less than or equal to 3.75 to 1.00 from the Closing Date through December 30, 2018; 3.25 to 1.00 from December 31, 2018 through December 30, 2019; and 3.00 to 1.00 from December 31, 2019 and thereafter;

•	a Debt Service Coverage Ratio (as defined in the Credit Agreement) greater than 2.00 to 1.00; and

•	a Minimum Liquidity Balance (as defined in the Credit Agreement) greater than $25 million at all times.

Indebtedness outstanding under any of the Facilities may be accelerated by an Event of Default (as defined in the Credit Agreement).

The Administrative Agent and many of the Lenders and their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1
Credit Agreement dated as of December 18, 2015, by and among Shenandoah Telecommunications Company, as Borrower, the guarantors party thereto from time to time, CoBank, ACB, as Administrative Agent, and various other agents and lenders named therein.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the Company’s business strategy, the Company’s prospects, the Company’s financial position and the Merger. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” “potential,” “projects” or “anticipates” or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties. These statements are based on current expectations of future events. The Company cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, the Company’s plans, objectives, expectations and intentions, the expected timing of completion of the transactions and other statements that are not historical facts.  All forward-looking statements speak only as of the date made, and the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2015

SHENANDOAH TELECOMMUNICATIONS COMPANY

	By:	/s/ Adele M. Skolits
	Name:	Adele M. Skolits
	Title:	Vice President – Finance and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX
Exhibit No.	Description of Exhibit

10.1
Credit Agreement dated as of December 18, 2015, by and among Shenandoah Telecommunications Company, as Borrower, the guarantors party thereto from time to time, CoBank, ACB, as Administrative Agent, and various other agents and lenders named therein.